EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                          Certified Public Accountants,

                              dated March 16, 2000


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 of our report dated January 21, 2000 on our audit of the financial statements of CNL Hospitality Properties, Inc. We also consent to the reference to our Firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, Florida
March 16, 2000